Exhibit 10.1

TERMINATION AGREEMENT

This TERMINATION AGREEMENT (this “Agreement”) is made as of the 30th day of March, 2011 by and between Bohai Pharmaceuticals Group, Inc., a Nevada corporation (the “Company”), and Euro Pacific Capital, Inc. (the “Investor Representative”).

WHEREAS, effective as of June 30, 2010, the Company and the Investor Representative entered into that certain Amendment and Agreement (the “A&A”) in order to modify certain provisions of the Company’s two year convertible notes (“Notes”) and three year common stock purchase warrants (the “Warrants”), each issued to certain investors of the Company (the “Investors”) on January 5, 2010;

WHEREAS, pursuant to Section 2.8 of that certain Securities Purchase Agreement, dated January 5, 2010, between the Company and the Investors, each Investor duly appointed the Investor Representative as such Investor’s true and lawful agent and attorney-in-fact to, among other matters, modify or waive any terms and conditions of the Notes and Warrants and to be such Investor’s exclusive representative with respect to any matter, suit, claim, action or proceeding arising with respect to any transaction contemplated by the Notes and the Warrants (the “Power of Attorney”); and

WHEREAS, after further discussions, the Company and the Investor Representative (exercising the Power of Attorney on behalf of the Investors) desire to terminate the A&A.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and pursuant to the applicable provisions of the SPA, the Notes and the Warrants, the parties hereby agree as follows:

1.           Termination.  The A&A and each term and provision of the A&A is hereby terminated and shall be of no further force and effect.

2.           Effect of Termination.  As a result of the termination of the A&A implemented hereby, the Notes and the Warrants, as well as the Agent Warrants (as defined in the A&A), shall remain unmodified and in full force and effect as of their dates of original issuance.

3.           Power of Attorney.  The Investor Representative represents and warrants that it: (a) has the full power and authority to enter into this Agreement and to bind each of the Investors to the terms and conditions hereof; and (b) has received no notice regarding and is not otherwise aware that any Investor has revoked or modified, or sought or desires to revoke or modify, the Power of Attorney with respect to such Investor or any Investor.  The Investor Representative agrees to indemnify and hold harmless the Company and its directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such persons may become subject directly as a result of any breach of the specific representations contained in this Section 3 and will reimburse any such persons for all such amounts as they are incurred by such persons.

4.           Binding Effect.  The parties acknowledge and agree that this Agreement complies with all of the applicable terms and conditions of the Notes, Warrants and Agent Warrants that are necessary to effect the termination described herein and therefore, upon the execution and delivery hereof by the parties, this Agreement shall have such binding effect.

5.           Governing Law; Venue.  All questions concerning the construction, validity, enforcement and interpretation of the this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HERETO (INCLUDING ITS AFFILIATES, AGENTS, OFFICERS, DIRECTORS AND EMPLOYEES) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.           Counterparts.  This Agreement may be executed in any number of counterparts, in PDF format or by facsimile, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Termination Agreement to be duly executed and delivered on their behalf as of the date first above written.

BOHAI PHARMACEUTICALS GROUP, INC.

By:	/s/ Hongwei Qu
	Name:	Hongwei Qu
	Title:	President and CEO

EURO PACIFIC CAPITAL, INC., as Investor
Representative and on behalf of the Agent Warrant holders

By:	/s/ Gordon McBean
	Name:	Gordon McBean
	Title:	President

Acknowledged and Agreed with respect to its Agent Warrants:

CHARDAN CAPITAL MARKETS, LLC

By:	/s/ Steven Urbach
	Name:	Steven Urbach
	Title:	President